SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8K

                        Current Report
               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):
                         July 17, 2006


                        JOHNSON & JOHNSON

     (Exact name of registrant as specified in its charter)


    New Jersey           1-3215              22-1024240

(State or other        Commission        (I.R.S. Employer
jurisdiction           File Number)      Identification No.)
of incorporation)



 One Johnson & Johnson Plaza, New Brunswick, New Jersey
                            08933

           (Address of principal executive offices)
                        (zip code)


Registrant's telephone number including area code:
                      (732) 524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.  Other Events.

      Cordis  Corporation, a Johnson & Johnson company, announced that  it  has  acquired Ensure Medical, Inc.,  a  privately  held
company  in  Sunnyvale,  CA  that  develops  devices  for   post-
catheterization closure of the femoral artery.

      The lead investigational technology from Ensure Medical, Inc., is a femoral artery closure device, which uses a synthetic bioabsorbable polymer to stop bleeding and close the site of the arterial puncture.

     As a result of the acquisition, Johnson & Johnson expects to incur an estimated one-time after-tax charge of approximately $52 million, or $.02 per share, related to the expensing of in-process research and development. Other terms of the transaction were not disclosed.






                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   JOHNSON & JOHNSON




Date: July 17, 2006       By: /s/ Stephen J. Cosgrove
                              Stephen J. Cosgrove
                              Chief Accounting Officer